SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ________________________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (date of earliest event reported): April 17, 2003




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




         Texas                        0-4690                    74-2126975
(State or other juris-           (Commission file            (I.R.S. employer
 diction of incorporation          number)                   identification no.)






                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000

                       __________________________________

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     The following exhibit is included with this Report:

     Exhibit 99 Press release dated April 17, 2003 issued by Financial Industries Corporation (the "Registrant")

Item 9.  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 17, 2003, the Registrant issued a press release announcing the Registrant's financial results for the year ended December 31, 2002 and restated financial results for the years ended December 31, 2001 and 2000. A copy of the Registrant's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. The information in this Form 8-K is being furnished under Item 9 and Item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FINANCIAL INDUSTRIES CORPORATION


                                                Date: April 21, 2003


                                                By:   /s/ Eugene E. Payne
                                                      _________________________
                                                      Eugene E. Payne
                                                      Chief Executive Officer

                                  Exhibit 99.1

(BW) (Financial Industries Corporation) (FNIN) FINANCIAL INDUSTRIES CORPORATION ANNOUNCES 2002 RESULTS AND RESTATEMENTS OF PRIOR YEAR END RESULTS

AUSTIN, Texas -- (BUSINESS WIRE) -- April 17, 2003 -- Financial Industries Corporation ("FIC" or the "Company") (Nasdaq: FNIN) today reported net income for the year ended December 31, 2002 of $5.3 million (basic and diluted earnings of $0.56 per common share) on revenues of $118.7 million as compared to restated net income of $9.8 million ($1.25 basic and $1.24 on a diluted basis per common share) on restated revenues of $98.2 million for the same period in 2001 and restated net income of $7.4 million ($1.47 basic and $1.44 diluted basis per common share) on restated revenues of $44.4 million for the same period in 2000. Before the cumulative effect of a change in accounting principle, the net loss for the year ended December 31, 2002 was $5.1 million (basic and diluted earnings of ($0.53) per common share).

For the three-month period ended December 31, 2002, FIC's net income was ($5.8) million (basic and diluted earnings of ($0.60) per common share) on revenues of $26.0 million as compared to the restated net income of $2.4 million (basic and diluted earnings of $0.25 per common share) on restated total revenues of $31.9 million in the last three months of 2001.

Earnings per share for the year ended December 31, 2002 were affected by the increase in the number of FIC's common shares outstanding due to the May 18, 2001 merger (the "Merger") between FIC and InterContinental Life Corporation ("ILCO"). Prior to the Merger, FIC owned approximately 48% of ILCO. As of
December 31, 2002, the number of FIC's weighted average common shares outstanding was 9,555,000, as compared to weighted average shares outstanding of 7,898,000 as of December 31, 2001. The December 31, 2001 average weighted shares outstanding takes into account the fact that additional shares were issued on May 18, 2001 due to the Merger and were outstanding only for the period from May 18, 2001 to December 31, 2001. Additionally, net income and earnings per share were affected by the cumulative effect of a change in accounting principle of $10.7 million. This amount represents the excess of fair value of net assets acquired over cost as of the beginning of 2002 related to the Merger. In the Company's filings for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, the company reported a cumulative effect of a change in accounting principle of $15.7 million. Due to the restatements for the years ended prior to January 1, 2002, the Company has restated the amount of the excess of fair value of net assets over acquired cost to $10.7 million. The Company recorded this cumulative effect in conjunction with adopting Statement of Financial Accounting Standards No. 141 (FAS 141), "Business Combinations", in the first quarter of 2002, as required by FAS 141.

Earnings per share have been calculated in accordance with FAS No.128, which requires that earnings per share be presented on both a basic and diluted basis. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were converted or exercised.

FIC also announces that it has restated its financial results for the years ended December 31, 2001 and December 31, 2000. In the fourth quarter of 2002, the Company identified uncollectible agent balance receivables of $3.2 million and, upon investigation, determined that $799,000 of the uncollectible amounts arose during 2002 and the balance arose during years prior to 2002. The Company extended its investigation to determine the years affected and expanded the scope of its review to include other areas, including certain adjustments that were deemed not material in prior years. As a result of the review, the restated results for the applicable filing periods differ from those reported.




12-Mos (ending 12/31)                      2002            2001                 2000
                                                        (Restated)           (Restated)

Net income                              $ 5,342,000     $9,777,000          $ 7,436,000

Cumulative effect of change
  in accounting principle               $10,429,000     $        0          $         0

Net (loss) income before
  cumulative effect of change
  in accounting principle              ($ 5,087,000)    $ 9,777,000         $ 7,436,000

Revenues                                $118,715,000    $98,160,000         $44,418,000

Earnings Per Share (Basic)
   Before cumulative effect of
     change in accounting principle    ($0.53)          $1.25               $1.47

   Cumulative effect of change in
     accounting principle               $1.09           $   0               $   0

   Basic earnings per share             $0.56           $1.25               $1.47

Earnings Per share (Diluted)
   Before Cumulative effect of
     change in accounting principle    ($0.53)          $1.24               $1.44

   Cumulative effect of change in
     accounting principle               $1.09           $   0               $   0

   Diluted earnings per share           $0.56           $1.24               $1.44


Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance and annuity products. For more information on FIC, go to on the Internet.

Contact:    Bob   Bender,    Corporate    Relations    Officer,    512-404-5080,
bbender@ficgroup.com.